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                                                                  EXHIBIT 10.3




                               CO-SALE AGREEMENT

         This Co-Sale Agreement (the "Co-Sale Agreement") is made as of June 21, 1996, by and among Amazon.com, Inc., a Delaware corporation (the "Company"), the purchasers of the Company's Series A Preferred Stock (individually an "Investor," collectively the "Investors"), and Jeffrey P. Bezos (the "Founder").

         Whereas, the Company and the Investors are entering into a Series A Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

         Whereas, in order to induce the Company and the Investors to enter into the Purchase Agreement, the Company, the Investors and the Founder desire to enter into this Co-Sale Agreement, which pertains to sales of certain securities by the Founder;

         Now, therefore, in consideration of the mutual promises and covenants hereinafter set forth, the Company, the Investors, and the Founder hereby agree as follows:
                                   SECTION 1

                                RIGHT OF CO-SALE

         1.1 Sales by Founder. In the event that the Founder proposes to sell, assign, transfer or otherwise convey shares of Common Stock or securities convertible into, exchangeable for or exercisable for Common Stock ("Co-Sale Securities"), then the Founder shall offer in writing to each Investor the right to participate in such sale on the same terms and conditions available to such Founder.

                 Upon written notice to the Founder within fifteen (15) days of receipt by each Investor of notification from the Founder of the proposed sale, an Investor may sell that number of shares of Co-Sale Securities equal to the total number of shares to be sold in the transaction, multiplied by a fraction, the numerator of which is the number of shares of Co-Sale Securities held by such Investor and the denominator of which is the number of shares of Co-Sale Securities held by all selling Investors plus the Founder. To the extent any Investor exercises such right of participation, the number of shares of Co-Sale Securities that the Founder may sell in the transaction shall be correspondingly reduced.

         1.2 Limitations on Right of Co-Sale. Section 1.1 of this Agreement shall not apply where the sale, assignment, transfer or other conveyance of Co-Sale Securities by a Founder is:

                 (a) to that Founder's spouse, parents, or children or other members of the Founder's family (including relatives by marriage), or to a custodian, trustee or other fiduciary for the account of the Founder or members of his family or to a family limited partnership,
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limited liability company or other entity or person in connection with a bona fide estate planning transaction;

                 (b)      by way of bequest or inheritance upon death;

                 (c)      to the Company;

                 (d)      by way of a bona fide gift;

                 (e) when the number of Co-Sale Securities to be transferred, combined with all prior sales and transfers of Co-Sale Securities by Founder after the date hereof other than transfers pursuant to subparagraphs
(a), (b), (c), (d) and (f) hereof, is equal to or less than fifteen percent (15%) of the Co-Sale Securities held by the Founder as of the date hereof; or

                 (f) by way of any pledge of Co-Sale Securities made by Founder pursuant to a bona fide loan transaction with an established financial institution that creates a mere security interest; provided, however, that any transferees pursuant to this Section 1.2 shall receive and hold such shares subject in all respects to the provisions of this Agreement, and that there shall be no further transfer of such shares except in accordance herewith.

         1.3 Termination of Co-Sale Right. The Co-Sale Right set forth in this Agreement shall terminate and be of no further force and effect immediately upon the earliest of:

                 (a) the closing of an initial firm commitment underwritten public offering of the Company's Common Stock pursuant to an effective registration statement on Form S-1 under the Securities Act of 1933 covering the offer and sale of Common Stock by the Company to the public at an aggregate offering price of at least $7,500,000 and a per share offering price to the public at least equal to twenty dollars ($20.00) (appropriately adjusted to reflect any stock split, stock dividend or recapitalization of the Company);

                 (b) the acquisition of all or substantially all the assets or stock of the Company or the merger of the Company with or into any other entity in which a change of control of the Company occurs; or

                 (c)      five years after the date of this Agreement.

                                   SECTION 2

                              PROHIBITED TRANSFERS

         2.1 Treatment of Prohibited Transfers. In the event a Founder sells any Co-Sale Securities of the Company in contravention of the participation rights of the Investors under



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this Agreement (a "Prohibited Transfer"), the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 2.2 below, and the Founder shall be bound by the applicable provisions of such put option.

         2.2 Put Option. In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Founder who effected the Prohibited Transfer, and, if such right is exercised, the Founder shall have the obligation to purchase from each Investor, a number of shares of Common Stock of the Company (either directly or through delivery of convertible Series A Preferred Stock) equal to the number of shares each Investor would have been entitled to transfer to the purchaser in the Prohibited Transfer pursuant to the terms hereof. Such sale shall be made on the following term and conditions:

                 (a) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the purchaser to the Founder in the Prohibited Transfer. The Founder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, promptly following demand therefor, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under this Section 2.

                 (b) In order to exercise the put option created under this Section 2, an Investor must, within 20 days after the later of the date on which the Investor (i) received notice from the Founder of the Prohibited Transfer or (ii) otherwise become aware of the Prohibited Transfer, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                 (c) The Founder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to Section 2.2(b), immediately pay the aggregate purchase price therefor and the amount of reimbursable fees and expense, as specified in Section 2.2(a), by certified check or bank draft made payable to the order of such Investor.

                 (d) NOTWITHSTANDING THE FOREGOING, ANY ATTEMPT TO TRANSFER SHARES OF THE COMPANY IN VIOLATION OF ARTICLE I HEREOF SHALL BE VOID AND THE COMPANY AGREES IT WILL NOT EFFECT SUCH A TRANSFER NOR WILL IT TREAT ANY ALLEGED TRANSFEREE AS THE HOLDER OF SUCH SHARES WITHOUT THE WRITTEN CONSENT OF THE INVESTORS. THE COMPANY AND THE FOUNDER AGREE THAT ANY AND ALL CERTIFICATES REPRESENTING ANY SHARES OR OTHER SECURITIES OF THE COMPANY HELD FROM TIME TO TIME DURING THE TERM OF THIS CO-SALE AGREEMENT SHALL BEAR A LEGEND REFERRING TO THE RESTRICTIONS IMPOSED BY THIS AGREEMENT.





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                                   SECTION 3

                                 MISCELLANEOUS

         3.1 Governing Law. This Agreement shall be governed in all respects by and construed in all respects in accordance with the laws of the State of Washington.

         3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, transferees, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         3.3 Entire Agreement This Agreement constitutes the full and entire understanding and agreement between the parties with regard to Co-Sale rights.

         3.4 Amendment and Waiver. This Agreement, or any provision hereof, may be amended or waived only in writing signed by the Company, the Founder and the holders of a majority of the Series A Preferred Stock (including any Common Stock then held by the Investors issued upon conversion of such Series A Preferred Stock), and any amendment or waiver so approved shall be binding upon all the Investors (including any transferee of an Investor).

         3.5 Notices, etc. All notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger addressed (a) if to an Investor, at such Investor's address set forth on the Purchase Agreement, or (b) if to a Founder or to the Company, at the address of the Company's principal executive offices.

         3.6 Severability. In the event that any provision of this Agreement are held to be unenforceable under applicable law, this Agreement shall continue in full force and effect without said provision and shall be enforceable in accordance with its terms.

         3.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.8 Counterparts. This Agreement may be executed in any number of Counterparts, each of which shall be an original, but all of which together shall constitute one instrument.





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         IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.  AMAZON.COM, INC.


By:      Jeffrey P. Bezos
   --------------------------------------
         Jeffrey P. Bezos, President and
         Chief Executive Officer

FOUNDER

Jeffrey P. Bezos
-----------------------------------------
Jeffrey P. Bezos





                     [SIGNATURE PAGE FOR CO-SALE AGREEMENT]





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         IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.  INVESTORS: KLEINER, PERKINS, CAUFIELD & BYERS VIII

By:      L. John Doerr
   -------------------------------------
General Partner of KPCB VIII
Associates, the General Partner of
Kleiner, Perkins, Caufield & Byers VIII

KPCB INFORMATION SCIENCES
         ZAIBATSU FUND II

By:      L. John Doerr
   -------------------------------------
General Partner of KPCB VIII
Associates, the General Partner of
Kleiner, Perkins, Caufield & Byers VIII





                     [SIGNATURE PAGE FOR CO-SALE AGREEMENT]